Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Golden Minerals Company’s Registration Statements on Form S-3, as amended (File Nos. 333-167026, 333-172363, 333-179993, 333-189693, 333-200555, 333-213268, 333-220457 and 333-220461) and on Form S-8 (File Nos. 333-159096, 333-165933, 333-170891, 333-176671, 333-176915, 333-190542, 333-200557 and 333-211348) of our report dated February 28, 2019, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC
Denver, Colorado
February 28, 2019